UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       June 28, 2012

    CONSTELLATION BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08495	16-0716709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

    207 High Point Drive, Building 100, Victor, NY 14564

(Address of Principal Executive Offices)            (Zip Code)

Registrant’s telephone number, including area code        (585) 678-7100

                                             Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Membership Interest Purchase Agreement

Constellation Beers Ltd., a Maryland corporation (“Constellation Beers”), an indirect wholly-owned subsidiary of Constellation Brands, Inc., a Delaware corporation (“Constellation”), currently owns a 50% interest in Crown Imports LLC (“Crown Imports”). Crown Imports is a joint venture with GModelo Corporation, a Delaware corporation (“Seller”), a wholly-owned subsidiary of Grupo Modelo, S.A.B. de C.V. (“Modelo”), through which Modelo’s Mexican beer portfolio (the “Modelo Brands”) have been imported, marketed and sold in the U.S. since January 2007. Seller owns the other 50% interest in Crown Imports, which has the exclusive right to import, market and sell primarily the Modelo Brands, which include Corona Extra, Corona Light, Modelo Especial, Pacifico, Negra Modelo and Victoria, in all 50 states of the U.S., the District of Columbia and Guam pursuant to the terms of an Importer Agreement, dated as of January 2, 2007, by and between Extrade II, S.A. de C.V. (“Extrade”) and Crown Imports (as amended, the “Existing Importer Agreement”).

On June 28, 2012, Constellation Beers, Constellation Brands Beach Holdings, Inc., a Delaware corporation and indirect wholly-owned subsidiary of Constellation (“CBBH”), Constellation and Anheuser-Busch InBev SA/NV, a Belgian corporation (“ABI”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”). Pursuant to the Purchase Agreement, ABI will cause the Seller to sell, and Constellation Beers and CBBH will purchase, Seller’s membership interest in Crown Imports (the “Purchased Interest”). Constellation Beers will purchase 98% of the Purchased Interest, and CBBH will purchase 2% of the Purchased Interest. As a result of the purchase of the Purchased Interest by Constellation Beers and CBBH (the “Transaction”), Constellation Beers will own a 99% interest in Crown Imports, CBBH will own a 1% interest in Crown Imports and Crown Imports will become an indirect wholly-owned subsidiary of Constellation. The purchase price for the Purchased Interest is $1,845 million, to be paid on the date of the closing of the Transaction (the “Closing Date”).

The Purchase Agreement contemplates that Crown Imports and Extrade will amend and restate the Existing Importer Agreement on the Closing Date (as amended and restated, the “Restated Importer Agreement”) pursuant to which Crown Imports will continue to have the exclusive right to sell in the U.S. (including the District of Columbia and Guam), including for resale, the Modelo Brands as well as any new products introduced by Modelo in the U.S. The term of the Restated Importer Agreement will continue in perpetuity; provided, Extrade has the right to terminate the Restated Importer Agreement once every ten years and upon a Change of Control (as defined in the Importer Agreement) of Constellation where control is acquired by a Prohibited Owner (as defined in the Importer Agreement), in each of which cases Extrade will be required to pay Crown Imports a “Restored Profits Fee” equal to thirteen (13) multiplied by the EBIT of the Import Business of Crown Imports (as EBIT and Import Business are defined in the Restated Importer Agreement). Extrade will also have the right to terminate the Restated Importer Agreement without paying the Restored Profits Fee upon a breach by Crown Imports, after a notice and cure period, of a material payment obligation or upon the occurrence of certain insolvency or receivership events affecting Crown Imports.

The Purchase Agreement contemplates that Crown Imports and Marcas Modelo, S.A. DE C.V. will enter into an Amended and Restated Sub-License Agreement pursuant to which Crown Imports will continue to have the right to use trademarks related to the Import Business (the “Restated Sub-License Agreement”).

The closing of the Transaction is subject to certain closing conditions including the receipt of necessary regulatory approvals and the consummation of certain transactions between ABI and Modelo and certain of its affiliates (the “GM Transaction”). The Purchase Agreement may be terminated by either Constellation or ABI if the Transaction has not been consummated within 18 months or if the GM Transaction is terminated. If the Purchase Agreement is terminated because the GM Transaction is terminated, ABI must pay Constellation a termination fee of $75 million. The Transaction is projected to be consummated during the first calendar quarter of 2013.

Constellation plans to finance the purchase price for the Purchased Interest and other costs related to the Transaction with available cash and proceeds from a combination of debt financings including incremental term loans as contemplated by its existing Credit Agreement, dated as of May 3, 2012, among Constellation, Bank of America, N.A., as administrative agent, and the lenders and other parties party thereto (the “2012 Credit Agreement”), revolver borrowings under the 2012 Credit Agreement and the issuance of certain notes or debt securities. Pursuant to the Interim Loan Agreement (as defined below), the Banks (as defined below) have committed to make loans sufficient to finance the Transaction and related costs. If, notwithstanding the Interim Loan Agreement, Constellation is unable to obtain financing sufficient to enable Constellation Beers and CBBH to pay the purchase price for the entire Purchased Interest, Constellation Beers and CBBH must purchase at least one-half of the Purchased Interest for a pro-rated purchase price plus a fee of $150 million. In that event, the Seller may sell the portion of the Purchased Interest not purchased by Constellation Beers or CBBH to any other person except a Prohibited Owner. In such event, Constellation Beers, CBBH and ABI or any such purchaser will enter into an amended and restated limited liability company agreement for Crown Imports (the “Restated LLC Agreement”). The Restated LLC Agreement requires minimum distributions to the minority holder(s) and gives Constellation Beers a right of first refusal in the event of a transfer of membership interests in Crown Imports by a minority holder after ten years following the Closing Date.

The above descriptions of the Purchase Agreement, and the agreements attached thereto as exhibits, including the form of the Restated Importer Agreement, the form of the Restated Sub-License Agreement and the form of the Restated LLC Agreement, are qualified in their entirety by the terms of the Purchase Agreement (and such forms of agreements attached thereto as exhibits) which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Interim Loan Agreement

To provide certainty of financing to fund the purchase price for the Purchased Interest and the other costs of the Transaction, on June 28, 2012, Constellation, Bank of America, N.A., as administrative agent (the “Administrative Agent”) and a lender, and JPMorgan Chase Bank, N.A., as a lender (each of Bank of America, N.A. and JPMorgan Chase Bank, N.A., as lenders, the “Banks”), entered into an Interim Loan Agreement (the “Interim Loan Agreement”).

The Interim Loan Agreement provides for aggregate credit facilities of $1,875 million, consisting of a $650 million term loan (the “Bridge A Loan”) and a $1,225 million term loan (the “Bridge B Loan” and, together with the Bridge A Loan, the “Bridge Loans”). The Bridge Loans must be borrowed, if at all, in connection with the closing of the Transaction. The amount of the Bridge A Loan will be reduced by the amount of the first $650,000,000 of proceeds from any debt securities issued by Constellation after the date of the Interim Loan Agreement that are actually applied to pay a portion of the consideration payable under the Purchase Agreement on the Closing Date, and the Bridge B Loan will be reduced by the amount of any other cash that is actually utilized on the Closing Date to fund a portion of the consideration payable under the Purchase Agreement. The commitments to make each Bridge Loan expire on the earliest of (i) 5:00 p. m., New York City time, on December 30, 2013 unless the Closing Date occurs on or prior to such date, (ii) the date of consummation of the Transaction without any borrowing under such Bridge Loan and (iii) the termination of the Purchase Agreement prior to the closing of the Transaction.

The obligation to make the Bridge Loans is subject to limited conditions, including: (i) the delivery of certain customary documentation, (ii) the delivery of a certificate attesting to the solvency of Constellation and its subsidiaries, taken as a whole, (iii) Constellation having paid all fees and expenses due to the Banks and the arrangers in connection with financing activities relating to the Transaction, (iv) the Transaction having closed without a material adverse change in its terms, and (v) certain limited representations and warranties made by Constellation being true and correct in all material respects on the Closing Date. Constellation intends to use the proceeds of the Bridge Loans, if any, to finance the Transaction and related expenses.

The Bridge Loans will bear interest at a rate per annum equal to the lesser of (i) LIBOR plus a margin, and (ii) an agreed cap (the “Total Cap”), until the earlier of the first anniversary of the Closing Date (the “Rollover Date”) or the breach by Constellation of certain commitments, subject to a notice and cure period, relating to the offering of debt securities and the issuance of other debt to finance the Transaction or refinance the Bridge Loans (a “Demand Failure Event”), after which Rollover Date or Demand Failure Event the Bridge Loans will bear interest at a rate per annum equal to the Total Cap. The margin for periods prior to the earlier of the Rollover Date or a Demand Failure Event is 4.75% for the first three months following the Closing Date and increases by 0.50% every 3 months thereafter.

Subject to the satisfaction of certain conditions and requirements, from and after the Rollover Date the lenders under the Interim Loan Agreement from time to time (the “Lenders”) will have the right to exchange Bridge Loans for exchange notes to be issued under an indenture to be entered into by Constellation and having terms as summarized in an exhibit to the Interim Loan Agreement (“Exchange Notes”). In the event of an issuance of Exchange Notes, Constellation would be required to enter into a registration rights agreement pursuant to which the holders of Exchange Notes would be entitled to require Constellation to register the resale of the Exchange Notes under the Securities Act of 1933, as amended.

The Bridge Loans will mature on the eighth anniversary of the Closing Date. Subject to certain limitations and until the Rollover Date, Constellation must offer to prepay the Bridge Loans with the proceeds of certain dispositions of assets unless such proceeds have been reinvested in assets useful to its business. In addition, Constellation must offer to prepay the Bridge Loans in the event of a Change in Control (as defined in the Interim Loan Agreement) and pay a 1% premium if a prepayment is made after the occurrence of a Demand Failure Event as a result of such an offer. Constellation may prepay the Bridge Loans at any time without premium or penalty, except Constellation must pay a make-whole amount in connection with any prepayment after the occurrence of a Demand Failure Event.

The obligations under the Interim Loan Agreement are guaranteed by certain subsidiaries of Constellation (the “Guarantors”) pursuant to a Guarantee Agreement, dated as of June 28, 2012 (the “Guarantee Agreement”). Each of the Guarantors unconditionally and irrevocably guaranteed to the Administrative Agent, for the ratable benefit of the Lenders, the prompt and complete payment and performance of the indebtedness and other monetary obligations of Constellation under the Interim Loan Agreement.

The Interim Loan Agreement sets forth certain representations and warranties of Constellation to the Administrative Agent and the Lenders. Constellation and its subsidiaries are also subject to covenants that are contained in the Interim Loan Agreement, including those restricting the incurrence of additional indebtedness (including guarantees of indebtedness), additional liens, mergers and consolidations, the payment of dividends, the making of certain investments, prepayments of certain debt, transactions with affiliates, agreements that restrict Constellation’s non-guarantor subsidiaries from paying dividends, sale and leasebacks, and dispositions of property, in each case subject to numerous conditions, exceptions and thresholds, however certain affirmative and negative covenants are effective only from and after the Closing Date, and in some cases run only through the Rollover Date, and in other cases are effective only from and after the Rollover Date.

The Interim Loan Agreement provides for specified events of default, some of which provide for grace periods, including failure to pay any principal or interest when due, any representation or warranty made by Constellation proving to be incorrect in any material respect, failure to comply with covenants or conditions, defaults relating to other material indebtedness, certain insolvency or receivership events affecting Constellation or its subsidiaries, Constellation or its subsidiaries becoming subject to certain judgments prior to the Rollover Date, and the Guarantee Agreement ceasing to be in full force and effect or an assertion to such effect being made by Constellation or any Guarantor. In the event of a default, the Administrative Agent may, and at the request of the requisite number of Lenders must, declare all obligations under the Interim Loan Agreement immediately due and payable. For certain events of default related to insolvency and receivership, all outstanding obligations of Constellation will become immediately due and payable. An event of default will not provide a basis for the Lenders to cancel their commitments to make the Bridge Loans or to fund the Bridge Loans if the closing conditions are satisfied.

Constellation has the right to consent to any assignment by either Bank if after giving effect to the assignment, such Bank would hold less than 20% of the aggregate commitments to make Bridge Loans. Constellation has also agreed in the Purchase Agreement that it will not consent to any such reduction below this threshold.

The Banks are lenders under the 2012 Credit Agreement, and the Administrative Agent is the administrative agent under the 2012 Credit Agreement. The Banks and their respective affiliates have performed, and may in the future perform, various commercial banking, investment banking, brokerage, and advisory services for Constellation and its subsidiaries for which they have received, and will receive, customary fees and expenses. Without limiting the generality of the foregoing, in connection with anticipated financing activities relating to the Transaction the Banks, certain of their affiliates and Constellation have entered into an engagement letter with respect to the syndication of certain loan facilities and a fee letter, the Administrative Agent, one of its affiliates and Constellation have entered into an administrative agency letter, and certain affiliates of the Banks and Constellation have entered into an engagement letter with respect to the offering of certain notes and debt securities. In addition, the Banks are lenders under certain credit facilities to members of the Sands family and other affiliates of Constellation and the Sands family, certain of which credit facilities are secured by pledges of shares of class A common stock and class B common stock of Constellation.

The above descriptions of the Interim Loan Agreement and the Guarantee Agreement are qualified in their entirety by the terms of the Interim Loan Agreement and the Guarantee Agreement, as applicable, which are respectively attached hereto as Exhibit 4.1 and Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the information under the caption “Interim Loan Agreement” in Item 1.01 which is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On June 29, 2012, Constellation issued a news release, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated herein by reference, announcing Constellation’s entry into the Purchase Agreement with respect to the Transaction.

References to Constellation’s website in the news release do not incorporate by reference the information on such website into this Current Report on Form 8-K, and Constellation disclaims any such incorporation by reference. The information in the news release attached as Exhibit 99.1 is incorporated by reference into this Item 7.01 in satisfaction of the public disclosure requirements of Regulation FD. This information is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and is not otherwise subject to the liabilities of that section. It may be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 only if and to the extent such subsequent filing specifically references the information incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

	(a)	Financial statements of businesses acquired.

Not applicable.

	(b)	Pro forma financial information.

Not applicable.

	(c)	Shell company transactions.

Not applicable.

	(d)	Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K:

		Exhibit No.	Description

		2.1	Membership Interest Purchase Agreement, dated as of June 28, 2012, among Constellation Beers Ltd., Constellation Brands Beach Holdings, Inc., Constellation Brands, Inc. and Anheuser-Busch InBev SA/NV.

		4.1	Interim Loan Agreement, dated as of June 28, 2012, among Constellation Brands, Inc., Bank of America, N.A., as Administrative Agent and a lender, and JPMorgan Chase Bank, N.A., as a lender.

		10.1	Guarantee Agreement, dated as of June 28, 2012, made by the subsidiaries of Constellation Brands, Inc. from time to time party thereto in favor of Bank of America, N.A., as Administrative Agent, for the ratable benefit of the Lenders under the Interim Loan Agreement dated as of June 28, 2012.

		99.1	News Release of Constellation Brands, Inc. dated June 29, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2012	CONSTELLATION BRANDS, INC.

	By:	/s/ Robert Ryder
Robert Ryder
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

(1)	UNDERWRITING AGREEMENT

Not Applicable.

(2)	PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR SUCCESSION

(2.1)	Membership Interest Purchase Agreement, dated as of June 28, 2012, among Constellation Beers Ltd., Constellation Brands Beach Holdings, Inc., Constellation Brands, Inc. and Anheuser-Busch InBev SA/NV.*

(3)	ARTICLES OF INCORPORATION AND BYLAWS

Not Applicable.

(4)	INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

(4.1)	Interim Loan Agreement, dated as of June 28, 2012, among Constellation Brands, Inc., Bank of America, N.A., as Administrative Agent and a lender, and JPMorgan Chase Bank, N.A., as a lender.

(7)	CORRESPONDENCE FROM AN INDEPENDENT ACCOUNTANT REGARDING NON-RELIANCE ON A PREVIOUSLY ISSUED AUDIT REPORT OR COMPLETED INTERIM REVIEW

Not Applicable.

(10)	MATERIAL CONTRACTS

(10.1)	Guarantee Agreement, dated as of June 28, 2012, made by the subsidiaries of Constellation Brands, Inc. from time to time party thereto in favor of Bank of America, N.A., as Administrative Agent, for the ratable benefit of the Lenders under the Interim Loan Agreement dated as of June 28, 2012.

(14)	CODE OF ETHICS

Not Applicable.

(16)	LETTER RE CHANGE IN CERTIFYING ACCOUNTANT

Not Applicable.

(17)	CORRESPONDENCE ON DEPARTURE OF DIRECTOR

Not Applicable.

(20)	OTHER DOCUMENTS OR STATEMENTS TO SECURITY HOLDERS

Not Applicable.

(23)	CONSENTS OF EXPERTS AND COUNSEL

Not Applicable.

(24)	POWER OF ATTORNEY

Not Applicable.

(99)	ADDITIONAL EXHIBITS

(99.1)	News Release of Constellation Brands, Inc. dated June 29, 2012.

(100)	XBRL-RELATED DOCUMENTS

Not Applicable.

(101)	INTERACTIVE DATA FILE

Not Applicable.

* This Exhibit has been filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment. The confidential portions of this Exhibit have been omitted and are marked by an asterisk.